Exhibit 99.1

For Immediate Release

Contact:                 Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Revised Results of Operations for the Quarter
and Year Ended 2007 and Results for the First Quarter 2008

Corona, California, May 1, 2008 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), parent company of Vineyard Bank, N.A. (“Vineyard”) and other subsidiaries today reported a loss for the quarter ended March 31, 2008 of $16.6 million, or $1.77 per common share, compared with net earnings of $5.5 million, or $0.48 per common share, for the quarter ended March 31, 2007.  The net loss for the first quarter of 2008 was due primarily to $26.9 million of provision for loan losses, principally associated with Vineyard’s construction loans originated between 2005 and 2007.  The company also reported revised results for the quarter and the year ended December 31, 2007 of a net loss of $57.0 million, or $5.64 per common share, for the quarter ended December 31, 2007, and a net loss of $40.0 million, or $3.96 per common share, for the year ended December 31, 2007.  The company’s audit for the year ended December 31, 2007 is not yet complete.  These numbers are not audited, and there could be further changes upon completion of the audit.

On January 30, 2008, the company had announced a fourth quarter 2007 net loss of $41.3 million and a net loss for the year of $24.4 million.  Since that date, the company has obtained updated appraisals and additional data which indicate further declines in loan values at year end than that which earlier data had indicated.  These declines are primarily related to the tract and related land loan portfolios.  The company has also completed a review of its current methodology for determining an adequate allowance for loan losses.  Based upon the abrupt and severe declines in real estate values reflected in the data, the company has added $26.5 million of provision for loan losses and has charged off an additional $4.5 million of tract construction loans for the fourth quarter of 2007.  The increase in provision for loan losses, net of tax, increased the company’s fourth quarter 2007 consolidated net loss to $57.0 million, or $5.64 per common share.

The allowance for loan losses at December 31, 2007 totaled $48.8 million, and net charge-offs for the year ended December 31, 2007 equaled $9.2 million.  The balance of non-performing loans at December 31, 2007 was $75.4 million.

As previously reported, the company incurred a fourth quarter 2007 non-cash charge of $40.8 million for the write-off of goodwill.  As shown below, when this one time charge is excluded from expenses, the company’s results reflected net operating earnings of $0.7 million for the year ended December 31, 2007, as compared to the actual net loss of $40.0 million.

(Dollars in thousands)	Year ended
December 31, 2007
GAAP Net Loss	$(40,039)
Write-down of goodwill	40,771
Non-GAAP Net Operating Earnings,
net of goodwill write-down	$732

2008 Operating Objectives

As disclosed previously, the company has established the following four primary objectives as a basis to reduce risk, refocus on core operations and reposition the company in the current operating environment to achieve the long-term success of its franchise:

1)
Reduce the Overall Risk Profile of the company: This objective includes the significant reduction of single family residential tract construction lending and related land development projects, enhanced borrower sponsorship requirements, increased and expanded core deposit growth, expanded business and commercial real estate lending in supportive sub-markets, and enhanced balance sheet management;

2)
Loan Portfolio Management:  In order to produce a base of stabilized long-term earnings, the company will seek to proactively rebalance the existing loan portfolio and pursue new and diversified business generation to reduce its risk profile, meet its targeted concentration ranges within sub-markets and sub-portfolios, and maintain an overall portfolio yield consistent with quality and sustainable returns;

3)
Liquidity Enhancement and Funding Cost Reduction: The company will seek to reduce its funding costs by an intensified focus on lower cost core deposits, cash management driven business relationships, the effective repricing of its time deposit portfolio in a decreasing interest rate environment, and reduction of its reliance on higher costing liabilities; and

4)
Corporate Reallocation and Reorganization: To improve its operating efficiencies, the company will continually review its resource allocation to ensure the optimum allocation of talent among functions. The company seeks to continue to deploy and redeploy resources, both personnel and other operating costs, toward achievement of its objectives.

Balance Sheet

As part of the operating objectives described above, the company implemented actions to manage its loan production levels resulting in a net contraction of its balance sheet during the first quarter of 2008.  Overall, the company compressed its balance sheet by $128.7 million, or 5%, during the first quarter of 2008, from $2.5 billion at December 31, 2007 to $2.4 billion at March 31, 2008.  Of this strategic contraction, $45.9 million relates to loans, including loans held-for-sale.  During the first quarter of 2008, this loan balance decrease was comprised primarily of $199.4 million in loan payoffs or principal paydowns, $27.5 million of net charge-offs and $9.5 million of net loan sales, offset by $190.5 million in disbursements on new and existing loan commitments.

As discussed above, the company is reducing its exposure in the tract construction market.  As of December 31, 2007, Vineyard had $146.6 million of tract construction loans outstanding and $57.2 million of unfunded tract construction loan commitments.  At March 31, 2008, Vineyard’s outstanding tract construction loans totaled $130.0 million, a decrease of $16.6 million or 11.3% since December 31, 2007, and its unfunded commitments for the tract construction portfolio totaled $32.4 million, a decrease of $24.9 million, or 43.5% from December 31, 2007.  While $21.3 million of the loan balance decrease resulted from the charge-off of tract construction loans, there were $7.1 million of principal paydowns and payoffs associated with this portfolio during the first quarter of 2008.

The company continues to focus on the previously stated objectives of its 2008 strategic plan, which called for the reduction of the company’s overall risk profile, including a significant reduction of the tract construction loan portfolio, and a focus on loan portfolio management, which called for a rebalancing of the existing loan portfolio to produce a base of stabilized long-term earnings.

Commensurate with the company’s asset contraction, there was a $136.8 million decrease in deposits during the first quarter of 2008, related primarily to a decline in money market deposit accounts.  There was also a $29.4 million decrease in exchange balances, which are 1031 exchange balances associated with 1031 Exchange Advantage, Inc. and 1031 Funding & Reverse Corp. (collectively, the “exchange companies”), the company’s consolidated subsidiaries.  As a result of the decline in funding deposits, the company increased its FHLB borrowings from $175.0 million at December 31, 2007 to $227.0 million at March 31, 2008.

Asset Quality

Non-accrual loans

During the first quarter of 2008, the company placed $49.4 million of loans on non-accrual status, increasing the balance of non-accrual loans to $105.2 million at March 31, 2008 from its $75.4 million level at December 31, 2007.  Of the increase in non-accrual loans, $37.9 million relates to tract construction loans, $3.2 million relates to land loans and $2.6 million relates to luxury construction loans.  The loss of previously accrued interest income associated with these new non-accrual loans totaled $1.1 million in the first quarter of 2008.  Loans are placed on non-accrual status if there is reasonable doubt as to the collectability of principal and interest in accordance with the original credit terms.

(Dollars in Thousands)	March 31, 2008		December 31, 2007
	Non-accrual	Specific	Non-accrual	Specific
Loan Type	Balance	Reserve	Balance	Reserve
Construction and Land:
Single-family tract	$87,042	$2,227	$61,741	$19,773
Single-family luxury	4,523	46	2,300	88
Land	6,205	-	6,934	493
Commercial and residential real estate	4,965	1,133	2,494	494
SBA	1,533	-	1,753	-
Other	903	-	140	-
Total	$105,171	$3,406	$75,362	$20,848

Charged-off loans

During the quarter ended March 31, 2008, the company recorded $27.5 million in net charge-offs, which equates to 1.29% of average gross loans for the quarter.  Of the charge-offs, $21.3 million relate to tract construction loans and $4.7 million relate to land loans.  Of the loans charged-off during the first quarter 2008, $11.5 million were on non-accrual status at December 31, 2007.

Other Real Estate Owned

During the first quarter 2008, other real estate owned (“OREO”), which consists of properties obtained through foreclosure, decreased from $17.4 million to $12.6 million.  The decrease was primarily related to a $3.7 million OREO write-down and $1.1 million of paydowns from OREO sales.  There were no new OREO properties in the first quarter of 2008.

The balance of OREO at March 31, 2008 includes $5.9 million in two tract loans which were transferred to OREO in the fourth quarter of 2007, a $0.6 million (net of $0.6 million in sales proceeds) SBA-guaranteed loan which was transferred to OREO in the third quarter of 2007, and a $6.1 million (net of a $5.6 million write-down) tract development land loan which was foreclosed upon in the second quarter of 2007.

The $3.7 million OREO write-down relates primarily to the tract development land foreclosure, which encompassed one hundred finished residential lots in a 1,788 unit planned development project within the Temecula Valley region of southern California.  The property was sold subsequent to March 31, 2008 for net proceeds of $6.1 million with no further loss. The company is actively pursuing disposition of the remaining foreclosed assets.

Results of Operations

As previously stated, the company recorded a net loss of $16.6 million for the three months ended March 31, 2008, as compared to net income of $5.5 million in the same quarter in 2007.  The net loss in the first quarter of 2008 is mainly attributable to a provision for loan losses of $26.9 million.  These results of operations produced a net interest margin of 3.47% for the first quarter of 2008, as compared to 4.18% for the same period in 2007 and 3.91% for the fourth quarter of 2007.

For the quarter-ended March 31, 2008, gross loan interest income was $40.5 million, a decrease of $1.7 million, or 4% as compared to the same period in 2007. The effective yield of the loan portfolio in the first quarter 2008 was 7.6%, as compared to 8.8% for the same period in 2007.  The increase in non-accrual loans negatively impacted our loan yield due to the $1.1 million of interest reversal during the first quarter of 2008.

Total net revenues (net interest income plus other operating income) for the quarter ended March 31, 2008 were $20.3 million, a decrease of $3.4 million, or 14% as compared to the same period in 2007.

Total operating expenses for the quarter-ended March 31, 2008 were $21.2 million, as compared to $13.1 million for the same period in 2007. The increase from 2007 is primarily attributable to 1) approximately $1.7 million related to the year-end audit and legal expenses, 2) the $3.7 million write-down of other real estate owned and 3) $1.5 million in separation costs to the company’s former chief executive officer who resigned in January 2008.

Jim LeSieur, interim chief executive officer, stated, “Although we are disappointed with the overall results, we have made significant progress in identifying asset quality issues and making objective assessments of the financial impact of those problems. The Board of Directors and our management team are committed to taking all necessary actions to continue to reduce the company’s overall risk profile, strengthen its capital base and return the company to sustainable profitability as quickly as possible.  We made a significant step in achieving those objectives by having a realistic evaluation of the challenges we need to overcome.”

Capital Resources

At March 31, 2008, stockholders’ equity of the company totaled $92.9 million, a decrease of $20.1 million, or 18% as compared to December 31, 2007.  The company’s net book value per share of its common stock decreased from $8.10 at December 31, 2007 to $6.34 per share at March 31, 2008. This was principally caused by the company’s net loss for the first quarter of 2008.  In addition, the company’s Tier 1 Risk-Based and Leverage capital ratios of 5.1% and 5.0%, respectively, exceeded the minimum regulatory ratio requirement of 4.0%.

Despite the impact of the additional provision and charge-offs, Vineyard was considered to be “Well Capitalized” at March 31, 2008, and it is intended that the strategic contraction of assets will assist in the preservation of Vineyard’s capital.  At March 31, 2008, Vineyard’s Tier 1 Risk-Based and Leverage capital ratios were 10.0% and 9.8%, respectively, far in excess of the “Well Capitalized” minimum ratios of 6.0% and 5.0%, respectively.

Payment of Dividends

The company’s ability to pay cash dividends is limited by California law.  With certain exceptions, a California corporation may not pay a dividend to its shareholders unless (i) its retained earnings equal at least the amount of the proposed dividend, or (ii) after giving effect to the dividend, the corporation’s assets would equal at least 1.25 times its liabilities and, for corporations with classified balance sheets, the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to 1.25 times its current liabilities.

At March 31, 2008, the company had an accumulated deficit of $23.4 million and did not otherwise satisfy the minimum asset to liability ratios for paying dividends under California law.  As a result, the company is legally prohibited from paying dividends on both its common stock and preferred stock.  The company expects that it will be legally prohibited from paying dividends on both its common stock and preferred stock for the foreseeable future.

Strategic Capital Activities

In order to address the financial impact of the abrupt and severe decline in real estate values and the consequent increase in the company’s provision for loan losses, the company has engaged financial advisors to explore strategic alternatives, including potential significant capital raises.  The company has engaged in preliminary discussions with a limited number of parties concerning possible transactions which would infuse significant additional capital into the company, and the company currently remains in discussions with one of those parties.

Update on Timing of Filing of the Annual Report on Form 10-K

The company continues to be delayed in the filing of its Annual Report on Form 10-K.  The delay relates primarily to an investigation by the company’s Audit Committee regarding the nature, scope and circumstances of certain internal violations of security policies, procedures and controls of the information technology function (“IT Review”) and the impact of those violations on the company’s internal control functions.

In addition to the IT Review, the company also completed an extended evaluation of Vineyard’s allowance for loan loss methodology and related matters (the “ALL Review”).   Though unaudited, the results of the company’s ALL Review are reflected in the financial statements included in this release.  The company does not expect the IT Review to have an impact on the company’s financial statements.

Upon filing of the Annual Report on Form 10-K, the company intends to schedule a conference call and webcast to discuss the company’s results of operations and to answer questions from analysts, investors, and shareholders.

The company is a $2.4 billion financial holding company headquartered in Corona and the parent company of Vineyard and the exchange companies.  Vineyard, also headquartered in Corona, operates through sixteen full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The exchange companies are headquartered in Encinitas, Calif.  The company’s common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com.  For additional information on the exchange companies, please visit www.1031exchangeadvantage.com.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	March 31, 2008	March 31, 2007	$ Change	% Change
Assets
Loans, net of unearned income	$1,978,524	$1,996,319	$(17,795)	-1%
Less: Allowance for loan losses	(48,222)	(20,827)	(27,395)	132%
Net Loans	1,930,302	1,975,492	(45,190)	-2%
Loans held-for-sale	103,061	441	102,620	23270%
Investment securities	158,418	232,504	(74,086)	-32%
Total Earnings Assets	2,191,781	2,208,437	(16,656)	-1%

Cash and cash equivalents	35,452	37,724	(2,272)	-6%
Premises and equipment, net	17,950	19,642	(1,692)	-9%
Other real estate owned	12,642	-	12,642	100%
Goodwill and other intangibles	4,501	43,074	(38,573)	-90%
Other assets	92,276	42,794	49,482	116%
Total Assets	$2,354,602	$2,351,671	$2,931	0%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$302,886	$287,866	$15,020	5%
Interest-bearing	1,495,972	1,479,866	16,106	1%
Total Deposits	1,798,858	1,767,732	31,126	2%

Exchange balances	18,135	-	18,135	100%
Federal Home Loan Bank advances	227,000	244,000	(17,000)	-7%
Other borrowings	54,300	45,400	8,900	20%
Subordinated debt	5,000	5,000	-	0%
Junior subordinated debentures	115,470	115,470	-	0%
Other liabilities	42,942	26,762	16,180	60%
Total Liabilities	2,261,705	2,204,364	57,341	3%

Stockholders' Equity
Common stock equity	90,874	90,217	657	1%
Preferred stock equity	31,615	9,665	21,950	227%
Retained (deficit) / earnings	(23,430)	56,534	(79,964)	-141%
Unallocated ESOP shares	(5,009)	(5,629)	620	-11%
Cumulative other comprehensive loss	(1,153)	(3,480)	2,327	-67%
Total Stockholders' Equity	92,897	147,307	(54,410)	-37%
Total Liabilities and Stockholders' Equity	$2,354,602	$2,351,671	$2,931	0%

Total non-performing loans/Gross loans (1)	5.86%	0.67%

Number of shares of common stock outstanding (2)	9,659,401	10,665,327

Net book value of common stock (3)	$6.34	$12.91
Tangible book value of common stock (4)	$5.88	$8.87
Net book value of common stock,
excluding other comprehensive loss (3)	$6.46	$13.23

(1) Total non-performing loans include non-accrual loans, renegotiated loans and accruing loans that are more than 90 days past due. For purposes of this calculation, gross loans include loans held-for-sale.
(2) Number of shares of common stock outstanding at March 31, 2008 and March 31, 2007 excludes 225,040 and 251,731 unreleased and unallocated ESOP shares, respectively. The outstanding shares were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(3) "Net book value of common stock" is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. "Net book value of common stock, excluding other comprehensive loss" eliminates cumulative other comprehensive loss from the numerator.
(4) "Tangible book value of common stock" is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	March 31, 2008	December 31, 2007	$ Change	% Change
Assets
Loans, net of unearned income	$1,978,524	$2,008,071	$(29,547)	-1%
Less: Allowance for loan losses	(48,222)	(48,849)	627	-1%
Net Loans	1,930,302	1,959,222	(28,920)	-1%
Loans held-for-sale	103,061	119,427	(16,366)	-14%
Investment securities	158,418	202,387	(43,969)	-22%
Total Earnings Assets	2,191,781	2,281,036	(89,255)	-4%

Cash and cash equivalents	35,452	83,537	(48,085)	-58%
Premises and equipment, net	17,950	18,326	(376)	-2%
Other real estate owned	12,642	17,375	(4,733)	-27%
Goodwill and other intangibles	4,501	4,637	(136)	-3%
Other assets	92,276	78,368	13,908	18%
Total Assets	$2,354,602	$2,483,279	$(128,677)	-5%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$302,886	$316,905	$(14,019)	-4%
Interest-bearing	1,495,972	1,618,747	(122,775)	-8%
Total Deposits	1,798,858	1,935,652	(136,794)	-7%

Exchange balances	18,135	47,515	(29,380)	-62%
Federal Home Loan Bank advances	227,000	175,000	52,000	30%
Other borrowings	54,300	45,250	9,050	20%
Subordinated debt	5,000	5,000	-	0%
Junior subordinated debentures	115,470	115,470	-	0%
Other liabilities	42,942	46,367	(3,425)	-7%
Total Liabilities	2,261,705	2,370,254	(108,549)	-5%

Stockholders' Equity
Common stock equity	90,874	94,499	(3,625)	-4%
Preferred stock equity	31,615	31,615	-	0%
Retained deficit	(23,430)	(5,372)	(18,058)	336%
Unallocated ESOP shares	(5,009)	(5,168)	159	-3%
Cumulative other comprehensive loss	(1,153)	(2,549)	1,396	-55%
Total Stockholders' Equity	92,897	113,025	(20,128)	-18%
Total Liabilities and Stockholders' Equity	$2,354,602	$2,483,279	$(128,677)	-5%

Total non-performing loans/Gross loans (1)	5.86%	3.55%

Number of shares of common stock outstanding (2)	9,659,401	10,053,971

Net book value of common stock (3)	$6.34	$8.10
Tangible book value of common stock (4)	$5.88	$7.64
Net book value of common stock,
excluding other comprehensive loss (3)	$6.46	$8.35

(1) Total non-performing loans include non-accrual loans, renegotiated loans and accruing loans that are more than 90 days past due. For purposes of this calculation, gross loans include loans held-for-sale.
(2) Number of shares of common stock outstanding at March 31, 2008 and December 31, 2007 excludes 225,040 and 231,804 unreleased and unallocated ESOP shares, respectively. The outstanding shares were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(3) "Net book value of common stock" is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. "Net book value of common stock, excluding other comprehensive loss" eliminates cumulative other comprehensive loss from the numerator.
(4) "Tangible book value of common stock" is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2008	2007	$ Change	% Change
Interest Income
Loans, including fees	$40,473	$42,211	$(1,738)	-4%
Investment securities	1,679	2,938	(1,259)	-43%
Total Interest Income	42,152	45,149	(2,997)	-7%

Interest Expense
Deposits	17,107	17,073	34	0%
Borrowings and debt obligations	5,163	5,583	(420)	-8%
Total Interest Expense	22,270	22,656	(386)	-2%

Net Interest Income	19,882	22,493	(2,611)	-12%
Provision for loan losses	26,900	1,200	25,700	2142%
Net interest (loss) / income after provision for loan losses	(7,018)	21,293	(28,311)	-133%

Other Income
Fees and service charges	348	483	(135)	-28%
Gain on sale of SBA loans and SBA broker fee income	170	600	(430)	-72%
Loss on sale of securities and non-SBA loans	(131)	-	(131)	-100%
Other income	74	119	(45)	-38%
Total Other Income	461	1,202	(741)	-62%

Gross Operating (Loss) / Income	(6,557)	22,495	(29,052)	-129%

Operating Expenses
Salaries and benefits	8,389	7,594	795	10%
Occupancy and equipment	2,704	2,458	246	10%
Professional services	3,040	647	2,393	370%
Office supplies, postage and telephone	541	627	(86)	-14%
Business development	583	566	17	3%
Write down of assets	3,868	-	3,868	100%
Other operating expense	2,050	1,235	815	66%
Total Operating Expenses	21,175	13,127	8,048	61%

(Loss) / earnings before income taxes	(27,732)	9,368	(37,100)	-396%
Income tax (benefit) / provision	(11,136)	3,859	(14,995)	-389%
Net (Loss) / Earnings	$(16,596)	$5,509	$(22,105)	-401%

Preferred stock dividend	$645	$229	$416	182%

Weighted average shares outstanding used in
(loss) / earnings per share calculation (5)
Basic	9,730,002	10,683,466
Diluted (7)	9,730,002	10,927,114

(Loss) / Earnings per common share (5)
Basic	$(1.77)	$0.49	$(2.26)	-461%
Diluted (7)	$(1.77)	$0.48	$(2.25)	-469%

Efficiency Ratio (6)	104%	55%

(5) Number of share and per share amounts were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(6) The efficiency ratio is calculated by dividing total operating expenses by net interest income and total other income.
(7) In a net loss scenario, diluted loss per share equals basic loss per share.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	$ Change	% Change
Interest Income
Loans, including fees	$40,473	$45,496	$(5,023)	-11%
Investment securities	1,679	2,619	(940)	-36%
Total Interest Income	42,152	48,115	(5,963)	-12%

Interest Expense
Deposits	17,107	18,787	(1,680)	-9%
Borrowings and debt obligations	5,163	5,997	(834)	-14%
Total Interest Expense	22,270	24,784	(2,514)	-10%

Net Interest Income	19,882	23,331	(3,449)	-15%
Provision for loan losses	26,900	35,700	(8,800)	-25%
Net interest loss after provision for loan losses	(7,018)	(12,369)	5,351	-43%

Other Income
Fees and service charges	348	484	(136)	-28%
Gain on sale of SBA loans and SBA broker fee income	170	442	(272)	-62%
(Loss) / gain on sale of securities and non-SBA loans	(131)	149	(280)	-188%
Other income	74	150	(76)	-51%
Total Other Income	461	1,225	(764)	-62%

Gross Operating Loss	(6,557)	(11,144)	4,587	-41%

Operating Expenses
Salaries and benefits	8,389	7,623	766	10%
Occupancy and equipment	2,704	2,513	191	8%
Professional services	3,040	1,120	1,920	171%
Office supplies, postage and telephone	541	562	(21)	-4%
Business development	583	564	19	3%
Write-down of assets	3,868	2,274	1,594	70%
Write-down of goodwill	-	40,771	(40,771)	-100%
Other operating expense	2,050	2,323	(273)	-12%
Total Operating Expenses	21,175	57,750	(36,575)	-63%

Loss before income taxes	(27,732)	(68,894)	41,162	-60%
Income tax benefit	(11,136)	(11,873)	737	-6%
Net Loss	$(16,596)	$(57,021)	$40,425	-71%

Preferred stock dividend	$645	$665	$(20)	-3%

Weighted average shares outstanding used in
loss per share calculation (5)
Basic	9,730,002	10,226,436
Diluted (7)	9,730,002	10,226,436

Loss per common share (5)
Basic	$(1.77)	$(5.64)	$3.87	-69%
Diluted (7)	$(1.77)	$(5.64)	$3.87	-69%

Efficiency Ratio (6)	104%	235%

(5) Number of share and per share amounts were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(6) The efficiency ratio is calculated by dividing total operating expenses by net interest income and total other income.
(7) In a net loss scenario, diluted loss per share equals basic loss per share.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (8)	$2,129,067	$40,473	7.65%	$1,943,391	$42,211	8.81%
Investment securities (9)	181,536	1,679	3.70%	241,068	2,938	4.89%
Total interest-earning assets	2,310,603	42,152	7.34%	2,184,459	45,149	8.38%
Other assets	144,326			127,932
Less: allowance for loan losses	(51,775)			(19,913)
Total average assets	$2,403,154			$2,292,478

Liabilities and Stockholders' Equity
Interest-bearing deposits (10)	$1,574,445	17,107	4.37%	$1,485,193	17,073	4.66%
FHLB advances	193,150	2,272	4.67%	205,309	2,554	5.00%
Other borrowings	44,631	771	6.84%	34,748	635	7.31%
Subordinated debt	5,000	101	7.98%	5,000	109	8.73%
Junior subordinated debentures	115,470	2,019	6.92%	115,470	2,285	7.92%
Total interest-bearing liabilities	1,932,696	22,270	4.62%	1,845,720	22,656	4.96%
Demand deposits	288,669			277,860
Exchange balances	33,679			-
Other liabilities	42,758			24,370
Total average liabilities	2,297,802			2,147,950
Preferred stock equity	31,615			9,665
Common stock equity, net of
cumulative other comprehensive loss	73,737			134,863
Stockholders' equity	105,352			144,528
Total liabilities and stockholders' equity	$2,403,154			$2,292,478

Net interest spread (11)			2.72%			3.42%
Net interest margin (12)		$19,882	3.47%		$22,493	4.18%

Return on Average Assets			-2.78%			0.97%
Return on Average Tangible Assets (13)			-2.76%			1.03%
Return on Average Common Equity			-94.04%			15.88%
Return on Average Tangible Common Equity (14)			-99.47%			24.19%
Net Charge-off's/Average Gross Loans			1.29%			0.00%

(8) The average loan balances include loans held-for-sale and non-accrual loans.
(9) The yield for investment securities is based on historical amortized cost balances.
(10) Includes savings, NOW, money market, and time certificate of deposit accounts.
(11) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(12) Net interest margin is computed by dividing net interest income by total average earning assets.
(13) Return on average tangible assets is computed by dividing net income excluding core deposit amortization for the period by average tangible assets.
Average tangible assets equal average total assets less average identifiable intangible assets and goodwill.
(14) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock excluding core deposit amortization for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended,
	March 31, 2008			December 31, 2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (8)	$2,129,067	$40,473	7.65%	$2,149,838	$45,496	8.40%
Investment securities (9)	181,536	1,679	3.70%	229,046	2,619	4.57%
Total interest-earning assets	2,310,603	42,152	7.34%	2,378,884	48,115	8.03%
Other assets	144,326			153,233
Less: allowance for loan losses	(51,775)			(22,402)
Total average assets	$2,403,154			$2,509,715

Liabilities and Stockholders' Equity
Interest-bearing deposits (10)	$1,574,445	17,107	4.37%	$1,599,551	18,787	4.66%
FHLB advances	193,150	2,272	4.67%	247,274	3,048	4.85%
Other borrowings	44,631	771	6.84%	26,301	530	7.89%
Subordinated debt	5,000	101	7.98%	5,000	108	8.44%
Junior subordinated debentures	115,470	2,019	6.92%	115,470	2,311	7.83%
Total interest-bearing liabilities	1,932,696	22,270	4.62%	1,993,596	24,784	4.92%
Demand deposits	288,669			299,532
Exchange balances	33,679			10,261
Other liabilities	42,758			40,555
Total average liabilities	2,297,802			2,343,944
Preferred stock equity	31,615			31,622
Common stock equity, net of
cumulative other comprehensive loss	73,737			134,149
Stockholders' equity	105,352			165,771
Total liabilities and stockholders' equity	$2,403,154			$2,509,715

Net interest spread (11)			2.72%			3.11%
Net interest margin (12)		$19,882	3.47%		$23,331	3.91%

Return on Average Assets			-2.78%			-9.01%
Return on Average Tangible Assets (13)			-2.76%			-9.15%
Return on Average Common Equity			-94.04%			-170.60%
Return on Average Tangible Common Equity (14)			-99.47%			-250.56%
Net Charge-off's/Average Gross Loans			1.29%			0.43%

(8) The average loan balances include loans held-for-sale and non-accrual loans.
(9) The yield for investment securities is based on historical amortized cost balances.
(10) Includes savings, NOW, money market, and time certificate of deposit accounts.
(11) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(12) Net interest margin is computed by dividing net interest income by total average earning assets.
(13) Return on average tangible assets is computed by dividing net income excluding core deposit amortization for the period by average tangible assets.
Average tangible assets equal average total assets less average identifiable intangible assets and goodwill.
(14) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock excluding core deposit amortization for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARIES
Earning Asset, Funding Liability and Operating Expenses Composition
(unaudited)
(dollars in thousands)

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Earning Assets
Loans
Commercial and industrial	$165,300	$156,966	$147,799	$133,255	$127,164
Real estate construction and land:
Single-family luxury	573,104	582,962	577,155	497,494	553,333
Single-family tract	130,003	146,627	163,396	183,395	160,270
Commercial	218,499	198,186	163,573	162,514	136,465
Land:
Single-family luxury	24,560	22,931	16,648	19,946	17,382
Single-family tract	59,647	64,405	61,760	38,878	70,761
Commercial	14,766	15,439	19,444	30,686	23,046
Other	906	909	795	25,099	6,284
Real estate mortgage:
Commercial	525,198	553,531	569,167	604,157	565,199
Multi-family residential	88,370	93,662	97,971	185,450	213,877
All other residential	68,584	56,257	60,944	53,533	43,954
Consumer loans	108,736	115,702	112,064	97,752	80,306
All other loans (including overdrafts)	71	264	54	194	70
	1,977,744	2,007,841	1,990,770	2,032,353	1,998,111
Unearned premium on acquired loans	2,863	3,272	3,110	2,627	2,050
Deferred loan fees	(2,083)	(3,042)	(3,235)	(3,108)	(3,842)
Loans, net of unearned income	1,978,524	2,008,071	1,990,645	2,031,872	1,996,319

Loans held-for-sale	103,061	119,427	143,737	296	441
Investment securities	158,418	202,387	216,556	223,793	232,504
Total Earning Assets	$2,240,003	$2,329,885	$2,350,938	$2,255,961	$2,229,264

Unfunded Loan Commitments
Commercial and industrial	$138,613	$151,584	$125,431	$109,696	$110,649
Real estate construction and land:
Single-family luxury	208,835	243,739	269,863	261,299	281,842
Single-family tract	32,355	57,239	59,035	108,898	126,463
Commercial	94,193	115,919	101,719	118,851	102,308
Land	6,617	8,930	10,236	12,928	13,495
Real estate mortgage:
Commercial	8,841	8,780	14,005	14,736	13,388
Multi-family residential	1,376	1,662	1,901	709	961
All other residential	16,455	20,684	23,683	19,569	19,388
Consumer loans	12,192	9,799	9,305	5,948	5,663
Total Unfunded Loan Commitments	$519,477	$618,336	$615,178	$652,634	$674,157

Funding Liabilities
Deposits
Non-interest bearing	$302,886	$316,905	$292,172	$301,281	$287,866
Money market	444,989	568,713	597,620	575,867	618,954
Savings and NOW	145,276	136,982	63,582	69,471	69,947
Time deposits	905,707	913,052	897,497	915,873	790,965
Total Deposits	1,798,858	1,935,652	1,850,871	1,862,492	1,767,732

Exchange balances	18,135	47,515	-	-	-
FHLB advances	227,000	175,000	271,000	210,000	244,000
Other borrowings	54,300	45,250	33,100	26,000	45,400
Subordinated debt	5,000	5,000	5,000	5,000	5,000
Junior subordinated debentures	115,470	115,470	115,470	115,470	115,470
Total Funding Liabilities	$2,218,763	$2,323,887	$2,275,441	$2,218,962	$2,177,602

Quarterly Operating Expenses
Salary and benefits	$8,389	$7,623	$8,132	$7,856	$7,594
Occupancy and equipment	2,704	2,513	2,554	2,475	2,458
Professional services	3,040	1,120	763	832	647
Office supplies, postage and telephone	541	562	567	572	627
Business development	583	564	500	594	566
Write-down of assets	3,868	2,274	397	-	-
Write-down of goodwill	-	40,771	-	-	-
Other operating expenses	2,050	2,323	1,802	1,845	1,235
Total Operating Expenses	$21,175	$57,750	$14,715	$14,174	$13,127